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                                                                  EXHIBIT 23.4



                           CONSENT OF LEHMAN BROTHERS


         We hereby consent to the use of our opinion letter dated May 12, 1999 to the Board of Directors of Compass International Services Corporation ("Compass" or the "Company") attached as Annex B to the Company's Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary - Opinion of Financial Advisor to Compass," "Opinion of Financial Advisor to Compass," "Background of the Merger," and "Interests of Compass' Management and Stockholders in the Merger - Relationship with Lehman Brothers." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.



                                            LEHMAN BROTHERS INC.





New York, New York
July 7, 1999